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                                                                    Exhibit 2(b)
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                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
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     This Second Amendment to the Asset Purchase Agreement of August 30, 1996
(the "Agreement") between Progressive Computer Systems, Inc. ("PCS"), ASA International, Inc. ("ASA"), and Richard Manning, Esq. ("Receiver") is executed this 15th day of November 1996.

         1. CONSTRUCTION. Except as expressly modified hereby, the terms of the Agreement, and the First Amendment to the Agreement remain in full force and effect. In the event of any conflict between this Amendment and the Agreement (including the First Amendment to the Agreement), the terms of this Second Amendment shall govern.

         2. ASSUMPTION OF CERTAIN LIABILITIES. Between the date of the Agreement and the date of this Amendment, PCS has booked receivables which, pursuant to the Agreement, will be collected by ASA. To insure that PCS customers obtain the benefits of their contracts with PCS, ASA does hereby agree, to the extent that it obtains the right to collect receivables, or any part thereof, it shall assume all of PCS' obligations with regard to providing goods and services to which PCS is obligated. Specifically, and without limiting the generality of the forgoing, ASA shall assume PCS' obligations to Moores pursuant to that certain Purchase Agreement between PCS and Moores.

         3. TREATMENT OF CERTAIN DEPOSITS AS ADVANCES. The parties agree that the deposit made by Moores should have been applied paid to ASA in reduction of the interim loan which ASA made pursuant to Section 6(b) of the Agreement. Such deposit was used for other purposes, including, but not limited to the reduction of PCS' line of credit with Enterprise Bank, a secured creditor. The parties agree that to the extent that the Moores deposit was used for purposes other than that contemplated in
         Section 6(b), that the deposit shall be deemed an further advance by ASA.

         4. RECEIVER'S CONSENT. By his signature below, Receiver does hereby consent to the terms of this Second Amendment.

         4. EXECUTION BY FACSIMILE AND IN COUNTERPARTS. The parties may execute this Second Amendment to the Agreement in counterpart. Facsimile transmissions of signatures, shall, for all purposes, be treated as original signatures. This Second Amendment shall be effective upon the transmission of a signature page duly executed by each part to the others.


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     Done the dates below indicated.


PROGRESSIVE COMPUTER SYSTEMS, INC., "PCS"

/s/ Mary L. Winter
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Dated:   11/15/96
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ASA INTERNATIONAL, INC.[sic], "ASA"

/s/ Alfred C. Angelone
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Dated:   November 15, 1996
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RICHARD MANNING, ESQ., "RECEIVER"

/s/ Richard Manning
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Dated:   11/15/96
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